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                                                                     Exhibit (3)

                              RESTATED CERTIFICATE

                                       OF

                                  INCORPORATION

                                       OF

                                McGRAW-HILL, INC.

                             -----------------------

                Under Section 807 of the Business Corporation Law

                             -----------------------




     Pursuant to the provisions of Section 807 of the Business Corporation Law, the undersigned hereby certify:

     1.The name of the Corporation is McGraw-Hill, Inc. The name under which the Corporation was formed is McGraw-Hill Publishing Company, Inc., which name was changed to McGraw-Hill, Inc. on January 2, 1964.

     2.The Certificate of Incorporation of the Corporation was filed by the Department of State on the 29th of December, 1925.

     3.The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated without further amendment or change to read as herein set forth in full:

                                   ARTICLE I.

     The corporate name shall be: McGRAW-HILL, INC.

                                   ARTICLE II.

     The purposes for which the Corporation is to be formed are:

     To manufacture, print, publish, bind, conduct, circulate, sell, distribute, deliver and otherwise deal in and with magazines, periodicals, journals, and other publications and books of any and every description whatsoever, and generally to carry on the business of magazines, periodicals, journal. and book proprietors and publishers and that of general publishers and printers, to undertake and carry on all kinds of business relative to the dissemination of information of every nature and kind; to carry on the stationery business and any other merchandising business, book printing, book manufacturing, book binding and book selling, designing, engraving, lithographing, etching, wood typing, stereotyping, electroplating and photographing, and the making and printing of illustrations and letter press of every nature and kind, by and with every process whatsoever now existing or at any time hereafter to be discovered, incidental to and necessary for a general publishing business and for such purpose to purchase or lease or otherwise acquire, build, construct, maintain and operate and in any way to utilize building structures, manufactories, machinery, storehouses and warehouses, and any and all other personal property, rights and privileges necessary or convenient in connection with any of the purposes herein mentioned, and to mortgage, improve and otherwise

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deal in and with the same without limit as to the amount, and to carry on the above business or any other business directly or indirectly connected therewith, and in carrying on its business for the purpose of attaining or furthering any of its obligations, express or implied, to do any and all acts and things, to carry on any business and to exercise any and all powers which a natural person could do and exercise, provided such business is not of the nature which can be carried on only by Corporations organized under the Banking, the Insurance, the Educational and the Transportation Corporation Laws.

     To enter into, make, perform and carry out contracts of every kind which a corporation organized under the Stock Corporation Law may enter into with any person, firm, association or corporation.

     To issue bonds, debentures, or obligations of the company from time to time, for any of the objects or purposes of the company and to secure the same by mortgage, pledge, deed of trust or otherwise as may be allowed by the laws of New York.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of Letters Patent of the United States, or any foreign country, patents, patent rights, licenses and privileges, inventions, improvements and processes, trademarks and trade names relating to or useful in connection with any business of the Corporation, but always subject to statute.

     To purchase, acquire, hold and dispose of the shares of its capital stock in the manner and to the extent permitted by laws of New York.

     To conduct and transact business in any of the states, territories, colonies or dependencies of the United States, and in any and all foreign countries; to have one or more offices therein and therein to hold, purchase, mortgage, and convey real and personal property, without limit as to amount, but always subject to local laws.

     To purchase, acquire, hold, sell, assign, transfer, mortgage, pledge and otherwise dispose of the shares of capital stock, bonds, debentures or other evidences of indebtedness of any corporation, domestic or foreign, and while the holder thereof, to exercise all the rights and privileges of ownership, including the right to vote thereon, and to issue in exchange therefor its own stock, bonds and other obligations.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation.

     In general, to carry on any other lawful business of the same general nature in connection with the foregoing whether manufacturing or otherwise, and to have and to exercise all the powers conferred by the laws of New York upon corporations formed under the act hereinafter referred to.

                                  ARTICLE III.

     The aggregate number of shares which the Corporation shall have authority to issue shall be 82,891,256 shares, 891,256 shares of which shall have a par value of $10 per share and 82,000,000 shares of which shall have a par value of $1 per share. All of these shares are to be classified and the designations, number of shares in each class and the par value of the shares shall be as follows: $1.20 Convertible Preference Stock, 891,256 shares of the par value of $10 per share; Series Preferred Stock, 2,000,000 shares of the par value of $1 per share; and Common Stock, 80,000,000 shares of the par value of $1 per share.

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     A statement of the designations, preferences, privileges and voting powers of the shares of each class and the restrictions and qualifications thereof is as set forth below. All references to Convertible Preferred Stock apply to the $1.20 Convertible Preference Stock.

                                       A.

                           CONVERTIBLE PREFERRED STOCK

     Dividends. The holders of Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends from the last day of the month of March, June, September or December next preceding the date on which such stock is issued, at the rate of $1.20 per share per annum in the case of the $1.20 Convertible Preference Stock, and no more, payable quarterly on the first day of the months of January, April, July and October in the case of the $1.20 Convertible Preference Stock, but in no event shall such dividends accrue for any period prior to January 1, 1966 in the case of the $1.20 Convertible Preference Stock. In no event, so long as any Convertible Preferred Stock shall remain outstanding, shall any dividend whatsoever, other than a dividend payable in shares of junior stock, be declared or paid upon, nor shall any distribution be made upon, any junior stock, nor shall any shares of junior stock be purchased or redeemed by the Corporation otherwise than in connection with a refunding of junior stock through the issue of other junior stock, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any junior stock, unless in each instance dividends on all outstanding shares of the Convertible Preferred Stock for all past dividend periods shall have been paid and the dividend on all outstanding shares of the Convertible Preferred Stock for the then current quarterly dividend period shall have been paid or declared and sufficient funds are available for the payment thereof. Subject to the foregoing, dividends may be paid upon junior stock as and when declared by the Board of Directors out of any funds of the Corporation legally available therefor.

     Redemption. The Corporation, at the option of the Board of Directors, at any time after January 1, 1972 in the case of the $1.20 Convertible Preference Stock, may redeem, in whole, or from time to time in part, the Convertible Preferred Stock, upon notice given as hereinafter provided, by paying for each share in cash the sum of Forty Dollars ($40) in the case of the $1.20 Convertible Preference Stock, plus in each case an amount equal to dividends accrued thereon to the date fixed for redemption. In case of the redemption of less than all of the outstanding shares of Convertible Preferred Stock, the shares to be redeemed shall be selected by lot or pro rata in such manner as the Board of Directors shall determine from among the outstanding shares of Convertible Preferred Stock. Not less than thirty (30) days' prior written notice shall be given by mail, postage prepaid, to the holders of record of the Convertible Preferred Stock to be redeemed, such notice to contain a statement of or reference to the conversion right set forth in the paragraph entitled 'Conversion' and to be addressed to each such shareholder at his post office address as shown by the records of the Corporation.

     If such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice the funds necessary for such redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after such redemption date, the

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shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to shares so called for redemption, including the rights, if any, to receive notices and to vote, shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, without interest; provided, however, that if such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice, there shall have been deposited with a bank or trust company in the Borough of Manhattan, City and State of New York, having capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000) in trust for the account of the holders of the shares so called for redemption which shall not have been surrendered for conversion pursuant to the paragraph entitled 'Conversion', the funds necessary for such redemption, then upon the making of such deposit in trust, the shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest, or to convert their shares up to the close of business on the third full business day prior to the date fixed for redemption, into Common Stock pursuant to the paragraph entitled 'Conversion'. Any funds so deposited which shall not be required for such redemption because of the exercise of any right of conversion or exchange or otherwise subsequent to the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on any funds so deposited shall belong to the Corporation and be paid to it from time to time. Any other funds so set aside or deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation, upon its request, after which repayment the holders of such shares so called for redemption shall look only to the Corporation for the payment of the amount payable upon the redemption thereof. Subject to the provisions hereof the Board of Directors shall have authority to prescribe the manner in which the Convertible Preferred Stock shall be redeemed from time to time. All shares of Convertible Preferred Stock so redeemed shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Convertible Preferred Stock accordingly.

     Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after the holders of the Series Preferred Stock shall have been paid in full the amounts to which they shall be entitled. or after an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock shall be entitled shall have been deposited with a bank or trust company in the Borough of Manhattan, City and State of New York, having capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000), in trust for the account of the holders of the Series Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the $1.20 Convertible Preference Stock and the Common Stock in proportion to the number of shares of each such class at the time outstanding. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said sums shall be payable and containing a statement of or reference to the conversion right set forth in the paragraph entitled 'Conversion', shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Convertible Preferred Stock, such notice to be addressed to each such shareholder at his post office address as shown by the records of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph.

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     Conversion. (1) Any share or shares of Convertible Preferred Stock may be converted, at the option of the holder thereof, in the manner hereinafter provided, into full-paid and non-assessable shares of Common Stock of the Corporation; provided, however, that (a) as to any share of Convertible Preferred Stock which shall have been called for redemption, the right of conversion shall terminate at the close of business on the third full business day prior to the date fixed for redemption, and (b) on any liquidation of the Corporation the right of conversion shall terminate at the close of business on the third full business day before the date fixed for the initial payment of distributable amounts on the Convertible Preferred Stock.

     (2)[Deleted]

     (3)The conversion rate with respect to the $1.20 Convertible Preference Stock shall be .825 of a share of Common Stock for each one share of such $1.20 Convertible Preference Stock surrendered for conversion, subject to adjustment as hereinafter provided.

           (a)In case at any time shares of Common Stock outstanding shall be combined into a lesser number of shares, whether by reclassification, recapitalization, reduction of capital stock or otherwise, the conversion rate shall be propor tionately decreased,

           (b)In case the shares of Common Stock at any time outstanding shall, at any time after December 31, 1965, be subdivided, by reclassification, recapitalization or otherwise (including the issuance of shares of Common Stock as a dividend on the Common Stock), into a greater number of shares without the actual receipt by the Corporation of any consideration for the additional number of shares so issued, the conversion rate shall be proportionately increased.

     (4) Any conversion rate determined or adjusted as herein provided shall remain in effect until further adjustment as required herein. Upon each adjustment of the conversion rate a written instrument signed by an officer of the Corporation, setting forth such adjustment and the computation and a summary of the facts upon which it is based, shall forthwith be filed with the principal transfer agent for the Convertible Preferred Stock of the class or classes affected and made available for inspection by the shareholders, and any adjustment so evidenced, made in good faith, shall be binding upon all shareholders and upon the Corporation. Upon any conversion fractional shares shall not be issued but any fractions shall be adjusted in cash, unless the Board of Directors shall determine to adjust them by the issue of fractional scrip certificates or in some other manner. Upon any conversion, no adjustment shall be made for dividends on the Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of the Common Stock on conversion, provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Common Stock in names other than those in which the Convertible Preferred Stock surrendered for conversion may stand.

     (5) Any conversion of Convertible Preferred Stock into shares of Common Stock shall be made by the surrender to the Corporation, at the office of any transfer agent for the Convertible Preferred Stock, of the certificate or certificates representing the share or shares of Convertible Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation), together with a written request for conversion.

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           (6)All shares of Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive Common Stock in exchange therefor. Any shares of Convertible Preferred Stock so converted shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Convertible Preferred Stock accordingly.

           (7)In case of any reclassification or change of outstanding shares of Common Stock of the class issuable upon conversion of the shares of Convertible Preferred Stock, or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reclassification, change, consolidation, merger, sale or conveyance, by a holder of the number of shares of Common Stock (whole or fractional) of the Corporation into which such share of Convertible Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In the event of any such consolidation, merger, sale or conveyance (a) effective provision shall be made, in the charter of the continuing or successor Corporation or otherwise, so that in the opinion of the Board of Directors of the Corporation, the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock remaining outstanding or other Convertible Preferred Stock received by the holders in place thereof, and (b) any such continuing or successor Corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of shares of the Convertible Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph entitled 'Conversion' shall be deemed to apply so far as appropriate and as nearly as may be, to such other securities or property.

          (8)A number of shares of authorized Common Stock sufficient to provide for the conversion of the Convertible Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Convertible Preferred Stock on the new basis.

     Voting Rights. Each holder of Convertible Preferred Stock shall be entitled to one vote for each share held and, except as otherwise by law provided or as provided with respect to any series of the Series Preferred Stocks, the Convertible Preferred Stock, the shares of any series of the Series Preferred Stock having general voting rights and the Common Stock of the Corporation shall vote together as one class.

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     Denial of Preemptive Rights. No holder of the Convertible Preferred Stock shall be entitled, as such, as a matter of right, to subscribe for or to purchase any part of any new or additional issue of stock of any class whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration, or by way of dividend. Notwithstanding the foregoing, or the provisions of Section E of this Article III, in the event that the Corporation grants to the holders of its Common Stock generally rights to subscribe for or purchase any stock or securities, the Corporation shall also grant to the holders of the Convertible Preferred Stock rights to subscribe for or purchase, on the same terms as such stock or securities are offered to the holders of the Common Stock, an amount of such stock or securities equal to the amount which they would be entitled to purchase if the Convertible Preferred Stock had been converted into Common Stock at the then applicable conversion rate.

                                       B.

                             SERIES PREFERRED STOCK

     1. Board Authority. The Series Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article III, to fix from time to time before issuance thereof the number of shares in each series of such class and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

               (i)The number of shares to constitute such series and the distinctive designation thereof;

               (ii)The dividend rate on the shares of such series, whether or not dividends on the shares shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

               (iii)Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

               (iv)Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the amount thereof, and the terms and provisions relative to the operation thereof;

               (v)The right, if any, of holders of shares of such series to convert the same into or exchange the same for Common Stock, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (vi)The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation;

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               (vii)Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

               (viii)Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Certificate of Incorporation of the Corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares then outstanding.

          All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank (ranking equally as to dividends with the $1.20 Convertible Preference Stock) and shall be identical in all respects except that to the extent not otherwise limited in this Article III any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to (viii) inclusive above.

          2. Dividends. The holders of shares of the Series Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

          All shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

          3. Voting Rights. Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Convertible Preferred Stock and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

          4. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of the Series Preferred Stock shall have preference and priority over the $1.20 Convertible Preference Stock and the Common Stock for payment of the amount to which each outstanding series of the Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of the Series Preferred


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Stock shall be entitled to be paid in full such amounts, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the $1.20 Convertible Preference Stock or the Common Stock. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amounts aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of the Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the Corporation shall be divided and paid to the holders of the $1.20 Convertible Preference Stock and the Common Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph.

          5. Redemption. In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of this Section B of Article III, the Corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding, upon notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series, by paying for each share the then applicable redemption price fixed by the Board of Directors plus an amount equal to accrued and unpaid dividends to the date fixed for redemption.

                                       C.

                                  COMMON STOCK

          Dividends.Subject to all of the rights of the Convertible Preferred Stock and the rights of the Series Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available for the payment of dividends.

          Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary and after the holders of the Series Preferred Stock shall have been paid in full amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock shall be entitled shall have been deposited with a bank or trust company having its principal office in the Borough of Manhattan, The City of New York, and having capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000), as a trust fund for the benefit of the holders of the Series Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the $1.20 Convertible Preference Stock and the Common stock in proportion to the number of shares of each such class at the time outstanding.

          Voting Rights. Each holder of Common Stock of the Corporation shall be entitled to one vote for each share held and, except as otherwise by law provided or as provided with respect to any series of the Series Preferred Stock, the Convertible Preferred Stock, the shares of any series of Series Preferred Stock having general voting rights and the Common Stock of the Corporation shall vote together as one class.

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                                       D.

                               CERTAIN DEFINITIONS

          For the purposes of this Article III the following terms shall be deemed to have the meanings specified below:

          The terms "dividends accrued" and "an amount equal to dividends accrued," whenever used herein with reference to shares of Convertible Preferred stock, shall mean an amount per share computed at the annual rate set forth in the paragraph entitled "Dividends" under "Convertible Preferred Stock" above, or a quarterly rate equal to one-fourth (1/4) of such annual rate, from and including the dividend payment date to which the dividends on such share have been paid, to but not including the date to which dividends are to be accrued. The amount per share for less than a full quarterly dividend period shall be computed by (a) assuming that there are 90 days in such full quarterly dividend period, (b) determining the number of days from and including the next preceding dividend payment date, to but not including the date to which the dividend is to be accrued, and
     (c) multiplying the applicable quarterly dividend rate by a fraction, the numerator of which shall be the number of days of the accrual as in (b) and the denominator of which shall be 90, but in no event shall such accrual be more than such applicable quarterly dividend rate.

          The term "junior stock" shall mean the Common Stock and any other stock ranking junior to the Convertible Preferred Stock in respect of the payment of dividends or of payment in liquidation, or both, in accordance with the subject matter of the context, provided that the $1.20 Convertible Preference Stock shall not be deemed to be "junior stock" for the purposes of the paragraph entitled "Dividends" under "Convertible Preferred Stock" above.

                                       E.

                           WAIVER OF PREEMPTIVE RIGHTS

          No holder of Convertible Preferred Stock, Series Preferred Stock or Common Stock shall be entitled as of right to purchase or subscribe for any part of any unissued stock of any class or of any additional Convertible Preferred Stock, Series Preferred Stock or Common Stock to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued stock or such additional authorized issue of new stock or of other securities convertible into stock may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

                                       F.

                                      SCRIP

          In no case shall fractions of shares of any class be issued by the Corporation, but in lieu thereof the Corporation may issue fractional Scrip Certificates, in either bearer or registered form, and in such denominations as shall be determined by the Board of Directors. Such Scrip Certificates shall be exchangeable on or before such date as the Board of Directors may fix, when surrendered with other similar Scrip Certificates in sufficient aggregate amounts, for certificates for full paid and non-assessable shares of the stock for which such Scrip Certificates are exchangeable, and the amount of dividends theretofore paid upon such full shares, and new Scrip Certificates of a like tenor for the remaining fraction of a share, if any. Such Scrip Certificates shall not entitle any holder thereof to voting rights, dividend rights or any other right of a shareholder or any rights other than the rights herein set forth, and no dividend or interest shall be payable or shall accrue with respect to the Scrip Certificates or the interests represented thereby. All such Scrip Certificates which are not surrendered in exchange for shares of stock on or before such date as the Board of Directors may fix, shall thereafter be void and of no effect whatever, except that the holders thereof shall be entitled to receive their pro rata share of the proceeds resulting from the sale of the full shares of stock for which such Scrip Certificates are exchangeable, together with their pro rata share of dividends theretofore paid upon such full shares; such sale (which may be effected either publicly or privately at the current market price, and as to which the Corporation may be the purchaser) to be made by the Corporation or by an agent of the Corporation (which agent may be a transfer agent or registrar of the shares for which such Scrip Certificates are exchangeable), as agent and on behalf of the holders of the Scrip Certificates.


                                   ARTICLE IV.

          The company may use and apply its surplus earnings or accumulated profits to the purchase or acquisition of property and to the purchase and acquisition of its own capital stock from time to time, to such extent and in such manner, and upon such terms as its Board of Directors shall determine, and neither the property nor the capital stock so purchased and acquired shall be regarded as profits for the purpose of declaration or payment of dividends, unless otherwise determined by a majority of the Board of Directors.

                                   ARTICLE V.

     [Deleted]

                                   ARTICLE VI.

          The office of the Corporation is to be located in the Borough of Manhattan, City, County and State of New York.

                                  ARTICLE VII.

          The duration of the Corporation is to be perpetual.

                                  ARTICLE VIII.

          A. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors which, subject to any rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than twelve (12) nor more than twenty-five (25) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be determined from time to time by the affirmative vote of (i) a majority of the Board of Directors, or (ii) the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At the 1985 Annual Meeting of Shareholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1986 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1987 Annual

     Meeting of Shareholders and the term of office of the third class to expire at the 1988 Annual Meeting of Shareholders, and with the members of each class to hold office until their successors have been duly elected and qualified. At each Annual Meeting of Shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election and after their successors have been duly elected and qualified.

          B. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office (even though less than a quorum of the Board of Directors), and directors so chosen shall hold office for a term expiring at the next Annual Meeting of Shareholders and after their successors have been duly elected and qualified. If the number of directors is increased by the Board of Directors and the newly created directorship is filled by the Board, there shall be no classification of the additional directors so chosen until the next Annual Meeting of Shareholders at which time a majority of the Board shall designate the class of the director to be elected to fill such directorship by the shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          C. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of (i) the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) a majority of the Board of Directors.

          D. Special Meetings of Shareholders. Special meetings of Shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors, upon not less than 30 nor more than 50 days' written notice.

          E. Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Eighth.

                                   ARTICLE IX.

                                       A.

                 VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

          1. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section B of this Article Ninth:

               (a)any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other Corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

               (b)any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

               (c)the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder having an aggregate Fair Market Value of $1,000,000 or more; or

               (d)the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

               (e)any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

     shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article Ninth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Third of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          2. Definition of "Business Combination". The term "Business Combination" as used in this Article Ninth shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph 1 of this Section A of Article Ninth.

                                       B.

                        WHEN HIGHER VOTE IS NOT REQUIRED

          The provisions of Section A of this Article Ninth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs 1 or 2 are met:

          1. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the total number of Disinterested Directors (as hereinafter defined).

          2. Price and Procedural Requirements. All of the following conditions shall have been met:

               (a)The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

               (i)(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

               (ii)the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article Ninth as the "Determination Date"), whichever is higher.

               (b)The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock (other than Institutional Voting Stock, as hereinafter defined) shall be at least equal to the highest of the following (it being intended that the requirements of this clause (b) shall be required to be met with respect to every class of outstanding Voting Stock (other than Institutional Voting Stock), whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

               (i)(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher;

               (ii)the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               (iii)(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

               (c)The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

               (d)After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
          Combination: (i) except as approved by a majority of the total number of Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding preferred stock of the Corporation;
          (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by a majority of the total number of Disinterested Directors, and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the total number of Disinterested Directors; and
          (iii) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

               (e)After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans,advances, guarantees pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (f)A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

               (g)The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with paragraphs 2(a), (b) and (c) of this Section B (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this paragraph 2(g) from being satisfied).

                                       C.

                               CERTAIN DEFINITIONS

          For the purposes of this Article Ninth the following terms shall be deemed to have the meanings specified below:

          1. The term "person" shall mean any individual, firm, Corporation or other entity.

          2. The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (a)is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or

               (b)is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

               (c)is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          3. A person shall be deemed a "beneficial owner" of any Voting Stock:

               (a)which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (b)which such person or any of its Affiliates or Associates has
          (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or under standing or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

               (c)which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          4. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph 2 of this Section C of this Article Ninth, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section C of this Article Ninth but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          5. The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on November 28, 1984.

          6. The term "Subsidiary" shall mean any Corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 2 of this Section C of this Article Ninth, the term "Subsidiary" shall mean only a Corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          7. The term "Fair Market Value" shall mean:

               (a)in the case of stock, the highest closing sale price during the 30- day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the total number of Disinterested Directors in good faith, in each case with respect to any class of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the total number of Disinterested Directors in good faith.

          8. The term "Institutional Voting Stock" shall mean any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

          9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in clauses (a) and (b) of paragraph 2 of Section B of this Article Ninth shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          10. The term "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and who was a member of the Board of Directors prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board of Directors.

          11. References to "highest per share price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                                       D.

                        POWERS OF THE BOARD OF DIRECTORS

          A majority of the Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Ninth on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder. Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is an Interested Shareholder, a majority of the total number of Directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article Ninth, and to determine on the basis of in formation known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article Ninth, including, without limitation, (A) the number of shares of Voting Stock beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more and (D) whether all of the applicable conditions set forth in paragraph 2 of Section B of this Article Ninth have been met with respect to any Business Combination. Any determination pursuant to this Section D of this Article Ninth made in good faith shall be binding and conclusive on all parties.

                                       E.

          NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS

          Nothing contained in this Article Ninth shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                                       F.

                             AMENDMENT, REPEAL, ETC.

          Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the ByLaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Ninth of this Certificate of Incorporation.

                                   ARTICLE X.

          The Corporation hereby designates the Secretary of State of the State of New York as its agent upon whom process in any action or proceeding against it may be served within the State of New York. The address to which the Secretary of State shall mail a copy of any process against the Corporation which may be served upon him pursuant to law is 1221 Avenue of the Americas, New York, New York.

          The restatement of the Certificate of Incorporation was authorized by vote of the Board of Directors of the Corporation at a meeting of the Board of Directors held on July 31, 1985.

          IN WITNESS WHEREOF, this certificate has been signed this 31st day of July 31, 1985.


                                                 /s/ Robert N. Landes
                                                 ---------------------------
                                                 Robert N. Landes
                                                 Executive Vice President


                                                 /s/ Kurt D. Steele
                                                 ---------------------------
                                                 Kurt D. Steele
                                                 Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                McGRAW-HILL, INC.

                                ----------------

                Under Section 805 of the Business Corporation Law

                                ----------------


          Pursuant to the provisions of Sections 502 and 805 of the Business Corporation Law, the undersigned hereby certify:

          1. The name of the Corporation is McGraw-Hill, Inc. The name under which the Corporation was formed is McGraw-Hill Publishing Company, Inc., which name was changed to McGraw-Hill, Inc. on January 2, 1964.

          2. The Certificate of Incorporation of the Corporation was filed by the Department of State on the 29th of December, 1925.

          3. The [_____________] Certificate of Incorporation of the Corporation is hereby amended by the addition of the following provision stating the number, designations, relative rights, preferences and limitations of a series of Series Preferred Stock of the Corporation, designated as Series A Preferred Stock, as fixed by the Board of Directors of the Corporation pursuant to the authority vested in it by the Restated Certificate of Incorporation of the Corporation:

                            SERIES A PREFERRED STOCK

          1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 600,000.

          2.   Dividends and Distributions.

          (i) The holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Divided Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in subparagraph (i) of this paragraph 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue of a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital Stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (iii) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other capital stock of the Corporation having general voting rights as set forth herein) for taking any corporate action.

          4.   Certain Restrictions.

          (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph 2 of this Section are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution of winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (d) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series Preferred Stock and may be reissued as part of a new series of Series Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in the amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

          9. Amendment. The ____________ Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          The foregoing amendment to the ____________ Certificate of Incorporation was authorized by the Board of Directors of the Corporation, pursuant to the authority vested in it by the Restated Certificate of Incorporation of the Corporation and Section 502 of the Business Corporation Law, at a meeting of the Board duly held on the 29th day of January, 1986.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment, and do affirm the foregoing as true, this 29th day of January , 1986.

                                                     /s/ Robert N. Landes
                                                     --------------------------
                                                     Robert N. Landes
                                                     Executive Vice President

                                                     /s/ Scott L. Bennett
                                                     --------------------------
                                                     Scott L. Bennett
                                                     Assistant Secretary

                              CERTIFICATE OF MERGER

                                       OF

                                CYMA CORPORATION

                                       AND

                             AARDVARK SOFTWARE, INC.

                                McGRAW-HILL, INC.

                UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW

                       ----------------------------------


          It is hereby certified by the corporation named herein as the surviving corporation as follows:

          FIRST: The Board of Directors of the corporation named herein as the surviving corporation has adopted a Plan of Merger setting forth the terms and conditions of merging the corporations named herein as the subsidiary corporations into said surviving corporation.

          SECOND: The laws of the jurisdiction of incorporation of the corporations named herein as the subsidiary corporations permit a merger of the kind certified herein.

          THIRD: The names of the subsidiary corporations to be merged are Cyma Corporation, which corporation was organized under the laws of the state of Arizona on August 19, 1980 ("Cyma"), and Aardvark Software, Inc., which corporation was organized under the laws of the state of Wisconsin on October 1, 1979 ("Aardvark").

          FOURTH: The name of the surviving corporation, the certificate of incorporation of which was filed by the Department of State on December 29, 1925 is McGraw-Hill, Inc. The name under which said corporation was formed was McGraw-Hill Publishing Company, Inc.

          FIFTH: The designation and number of outstanding shares of each class of the subsidiary corporations and the number of such shares owned by the surviving corporation, as set forth in the plan of merger are as follows:


SUBSIDIARY                                                                          NUMBER OWNED BY
CORPORATION                  DESIGNATION                       NUMBER            SURVIVING CORPORATION
-----------                  -----------                       ------            ---------------------
Cyma                         Common Stock                       1,334                   1,334
                             Par Value $1.00

Aardvark                     Common Stock                      77,422                  77,422
                             Par Value $.10\


          SIXTH: McGraw-Hill, Inc. in its capacity as the holder of all of the outstanding shares of Cyma and Aardvark has waived the mailing of and its right to receive a copy of the Plan of Merger.

          SEVENTH: The merger of the subsidiary corporations into the surviving corporation has been authorized under the laws of the jurisdictions of incorporation of the subsidiary corporations.

          EIGHTH: The effective date of the merger herein certified, insofar as the provisions of the New York Business Corporation Law govern such effective date shall be the 28th day of February, 1986.

          IN WITNESS WHEREOF, this Certificate of Merger has been signed on the 26th day of March, 1986, and the statements contained herein are affirmed as true under penalty of perjury.

                                     McGRAW-HILL, INC.

                                     /s/ Robert N. Landes
                                     ----------------------------------------
                                     Robert N. Landes, Executive Vice President


                                     /s/ Scott L. Bennett
                                     ------------------------------------
                                     Scott L. Bennett, Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE

                          CERTIFICATE OF INCORPORATION
                              OF McGRAW-HILL, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


            ---------------------------------------------------------


It is hereby certified that:

     (1) The name of the Corporation is McGRAW-HILL, INC. The name under which the Corporation was formed was McGraw-Hill Publishing Company, Inc. which name was changed to McGraw-Hill, Inc. on January 2, 1964.

     (2) The Certificate of Incorporation of the Corporation was filed by the Department of State on December 29, 1925.

     (3) Article III of the Certificate of Incorporation of the Corporation is hereby amended to effect an increase in the number of authorized shares of Common Stock, par value $1 per share, from 80,000,000 shares to 150,000,000 shares. The first paragraph of Article III of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

               "ARTICLE III. The aggregate number of shares which the Corporation shall have authority to issue shall be 152,891,256 shares, 891,256 shares of which shall have a par value of $10 per share and 152,000,000 shares of which shall have a par value of $1 per share. All of these shares are to be classified and the designations, number of shares in each class and the par value of the shares shall be as follows: $1.20 Convertible Preference Stock, 891,256 shares of the par value of $10 per share; Series Preferred Stock, 2,000,000 shares of the par value of $1 per share; and Common Stock, 150,000,000 shares of the par value of $1 per share."

     (4) The Certificate of the Incorporation of the Corporation is hereby amended with respect to the elimination of directors' liability under certain circumstances. The Certificate of Incorporation is hereby amended to add a new
Article XI to read in its entirety, as follows:

               "ARTICLE ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity except to the extent that such elimination or limitation of liability is expressly prohibited by the Business Corporation Law of the State of New York as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article shall adversely affect any right or protection of any director that exists at the time of such amendment, modification or repeal."

     (5) This amendment to the Certificate of Incorporation of the Corporation was properly authorized by vote at a meeting of the board of directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at the Annual Meeting of Shareholders of the Corporation duly held on April 27, 1988,

     IN WITNESS WHEREOF, this Certificate has been signed this 27th day of April, 1988.
                                                       /s/ Robert N. Landes
                                                       ------------------------
                                                       Robert N. Landes,
                                                       Executive Vice President

                                                       /s/ Scott L. Bennett
                                                       ------------------------
                                                       Scott L. Bennett,
                                                       Assistant Secretary

                              CERTIFICATE OF MERGER
                                       OF
                ELECTRONIC MARKETS AND INFORMATION SYSTEMS, INC.
                                      INTO
                                McGRAW-HILL, INC.
               (Under Section 905 of the Business Corporation Law)

     It is hereby certified by the corporation named herein as the surviving corporation as follows:

     FIRST: The Board of Directors of the corporation named herein as the surviving corporation has adopted a plan of merger setting forth the terms and conditions of merging the corporation named herein as the subsidiary corporation into said surviving corporation.

     SECOND: The name of the subsidiary corporation to be merged, the certificate of incorporation of which was filed by the Department of State on October 5, 1982, is Electronic Markets and Information Systems, Inc.

     THIRD: The name of the surviving corporation, the certificate of incorporation of which was filed by the Department of State on December 29, 1925, is McGraw-Hill, Inc. The name under which said corporation was formed is McGraw-Hill Publishing Company, Inc.

     FOURTH: The designation and number of outstanding shares of each class of the subsidiary corporation, all of which are owned by the surviving corporation, as set forth in the Plan of Merger, are as follows:

           Designation                                                Number
           Class A Common Stock                                       600
           Class B Common Stock                                       400

     The effective date of the merger herein certified shall be the 28th day of February, 1991.

     IN WITNESS WHEREOF, we have subscribed this document on the date set opposite each of our names below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date:  February 27, 1991

/s/ Frank J. Kaufman
------------------------------
Frank J. Kaufman
Vice President of the surviving corporation


/s/ Scott L. Bennett
------------------------------
Scott L. Bennett
Assistant Secretary of the surviving corporation

                              Certificate of Merger

                                       of

                          Computer Aided Planning, Inc.

                                       and

                      Construction Data & News Corporation

                                       and

                  National Software Testing Laboratories, Inc.

                                       and

                     Leaman-Spear Information Systems, Inc.

                                       and

                             Tech Valley Publishing

                                      into

                                McGraw-Hill, Inc.

               (Under Section 905 of the Business Corporation Law)


     It is hereby certified, upon behalf of each of the constituent corporations herein named as follows:

     FIRST: The Board of Directors of the corporation named herein as the surviving corporation has adopted a plan of merger setting forth the terms and conditions of merging the corporations named herein as the subsidiary corporations into said surviving corporation.

     SECOND: The laws of the jurisdiction of incorporation of the corporations named herein as the subsidiary corporations permit a merger of the kind certified herein.

     THIRD: The name of the domestic constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving corporation", is McGraw-Hill, Inc. and the name under which it was formed is McGraw-Hill Publishing Company, Inc. The date upon which its certificate of incorporation was filed by the Department of State is December 29, 1925.

     FOURTH: There are five foreign subsidiary corporations, all of which are being merged into the surviving corporation, and which are hereinafter sometimes referred to as the "subsidiary corporations."

     The name of the first foreign subsidiary corporation is Computer Aided Planning, Inc. The jurisdiction of its incorporation is Michigan; and the date of its incorporation therein is October 1, 1984.

     The name of the second foreign subsidiary corporation is Construction Data & News Corporation. The jurisdiction of its incorporation is Oregon; and the date of its incorporation therein is March 31, 1981.

     The name of the third foreign subsidiary corporation is National Software Testing Laboratories, Inc. The jurisdiction of its incorporation is Pennsylvania; and the date of its incorporation therein is July 23, 1984.

     The name of the fourth foreign subsidiary corporation is Leaman-Spear Information Systems, Inc. The jurisdiction of its incorporation is Maryland; and the date of its incorporation therein is January 18, 1972.

     The name of the fifth foreign subsidiary corporation is Tech Valley Publishing. The jurisdiction of its incorporation is California; and the date of its incorporation therein is September 2, 1983.

     No Application for Authority in the State of New York of the subsidiary corporations to transact business as a foreign corporation therein was filed by the Department of State of the State of New York.

     FIFTH: The designation and number of outstanding shares of each class of the subsidiary corporations, all of which are owned by the surviving corporation, as set forth in the plan of merger, are as follows:

                          Computer Aided Planning, Inc.

DESIGNATION                                                NUMBER
Class A Voting                                             100,000
Common

Class B Non-                                               16,445
Voting Common

                      Construction Data & News Corporation

DESIGNATION                                                NUMBER
Common                                                     500

                  National Software Testing Laboratories, Inc.

DESIGNATION                                                NUMBER
Common                                                     100

                     Leaman-Spear Information Systems, Inc.

DESIGNATION                                                NUMBER
Common                                                     72,000

                             Tech Valley Publishing

DESIGNATION                                      NUMBER
Common                                           17,128,776

     SIXTH: The merger of the subsidiary corporations into the surviving corporation has been authorized under the laws of the jurisdiction of incorporation of the subsidiary corporations.

     SEVENTH: The effective date of the merger herein certified, insofar as the provisions of the New York Business Corporation Law govern such effective date, shall be on March 31, 1993.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


Date:  March 31, 1993

                                                McGRAW-HILL, INC.

                                                By: /s/ Frank Kaufman
                                                    ---------------------
                                                       Frank Kaufman
                                                       Vice President

                                                By: /s/ Robert N. Landes
                                                    ---------------------
                                                      Robert N. Landes
                                                      Secretary

                              Certificate of Merger

                                       of

                   Standard & Poor's Compustat Services, Inc.

                                      into

                                McGraw-Hill, Inc.

               (Under Section 905 of the Business Corporation Law)

     It is hereby certified by the corporation named herein as the surviving corporation as follows:

     FIRST: The Board of Directors of the corporation named herein as the surviving corporation has adopted a plan of merger setting forth the terms and conditions of merging the corporation named herein as the subsidiary corporation into said surviving corporation.

     SECOND: The name of the subsidiary corporation to be merged, the certificate of incorporation of which was filed by the Department of State on November 28, 1936, is Standard & Poor's Compustat Services, Inc. The name under which said corporation was formed is Social Security Statistical Corporation.

     THIRD: The name of the surviving corporation, the certificate of incorporation of which was filed by the Department of State on December 29, 1925, is McGraw-Hill, Inc.. The name under which said corporation was formed is McGraw-Hill Publishing Company, Inc.

     FOURTH: The designation and number of outstanding shares of each class of the subsidiary corporation, all of which are owned by the surviving corporation, as set forth in the plan of merger, are as follows:

DESIGNATION                                                NUMBER
Common Stock                                               100

     FIFTH: The effective date of the merger herein certified shall be on April 30, 1993.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: April 30, 1993                                McGRAW-HILL, INC.


                                                    By: /s/ Frank Kaufman
                                                        ---------------------
                                                    Name:  Frank Kaufman
                                                    Title:  Vice President



                                                    By: /s/ Robert N. Landes
                                                        ---------------------
                                                    Name:  Robert N. Landes
                                                    Title:   Secretary

                              Certificate of Merger

                                       of

                       McGraw-Hill School Publishing, Inc.

                                      into

                                McGraw-Hill, Inc.

               (Under Section 905 of the Business Corporation Law)

     It is hereby certified by the corporation named herein as the surviving corporation as follows:

     FIRST: The Board of Directors of the corporation named herein as the surviving corporation has adopted a plan of merger setting forth the terms and conditions of merging the corporation named herein as the subsidiary corporation into said surviving corporation.

     SECOND: The laws of the jurisdiction of the corporation named herein as the subsidiary corporation permit a merger of the kind certified herein.

     THIRD: The name of the subsidiary corporation to be merged, which was organized under the laws of the State of Delaware on May 12, 1989, is McGraw-Hill School Publishing, Inc. The Application for Authority in the State of New York of said corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York on October 31, 1989.

     FOURTH: The name of the surviving corporation, the certificate of incorporation of which was filed by the Department of State on December 29, 1925, is McGraw-Hill, Inc.. The name under which said corporation was formed is McGraw-Hill Publishing Company, Inc.

     FIFTH: The designation and number of outstanding shares of each class of the subsidiary corporation, all of which are owned by the surviving corporation, as set forth in the plan of merger, are as follows:

           DESIGNATION                                                NUMBER
           Common Stock                                               1000

     SIXTH: The merger of the subsidiary corporation into the surviving corporation has been authorized under the laws of the jurisdiction of incorporation of the subsidiary corporation.

     SEVENTH: The effective date of the merger herein certified shall be on December 31, 1993.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: December 2, 1993                                 McGRAW-HILL, INC.

                                                       By: /s/ Frank Kaufman
                                                           --------------------
                                                       Name:  Frank Kaufman
                                                       Title:  Vice President



                                                       By: /s/ Robert N. Landes
                                                           --------------------
                                                       Name:  Robert N. Landes
                                                       Title:   Secretary

                              Certificate of Merger

                                       of

             Macmillan/McGraw-Hill Joint Venture Holding Corporation

                                      Into

                                McGraw-Hill, Inc.

                UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW




                                                   Prepared By:
                                                   Jeffrey L. Mitnick, Esq.
                                                   McGraw-Hill, Inc.
                                                   1221 Avenue of the Americas
                                                   New York, New York  10020

                              Certificate of Merger

                                       of

             Macmillan/McGraw-Hill Joint Venture Holding Corporation

                                      into

                                McGraw-Hill, Inc.

               (Under Section 905 of the Business Corporation Law)

     It is hereby certified by the corporation named herein as the surviving corporation as follows:

     FIRST: The Board of Directors of the corporation named herein as the surviving corporation has adopted a plan of merger setting forth the terms and conditions of merging the corporation named herein as the subsidiary corporation into said surviving corporation.

     SECOND: The laws of the jurisdiction of the corporation named herein as the subsidiary corporation permit a merger of the kind certified herein.

     THIRD: The name of the subsidiary corporation to be merged, which was organized under the laws of the State of Delaware on August 2, 1989, is Macmillan/McGraw-Hill Joint Venture Holding Corporation. No Application for Authority in the State of New York of said corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York.

     FOURTH: The name of the surviving corporation, the certificate of incorporation of which was filed by the Department of State on December 29, 1925, is McGraw-Hill, Inc. The name under which said corporation was formed is McGraw-Hill Publishing Company, Inc.

     FIFTH: The designation and number of outstanding shares of each class of the subsidiary corporation, all of which are owned by the surviving corporation, as set forth in the plan of merger, are as follows:

           DESIGNATION                                                NUMBER
           Common Stock                                                  100

     SIXTH: The merger of the subsidiary corporation into the surviving corporation has been authorized under the laws of the jurisdiction of incorporation of the subsidiary corporation.

     SEVENTH: The effective date of the merger herein certified shall be on December 31, 1994.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: December 16, 1994                             McGRAW-HILL, INC.

                                                    By: /s/ Frank Kaufman
                                                        ----------------------
                                                    Name:  Frank Kaufman
                                                    Title:  Vice President


                                                    By: /s/ Robert N. Landes
                                                        ----------------------
                                                    Name:  Robert N. Landes
                                                    Title:   Secretary

                              Certificate of Merger

                                       of

                        Columbia Acquisition Corporation

                                      Into

                                McGraw-Hill, Inc.

                UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW



                                                     Prepared By:
                                                     Jeffrey L. Mitnick, Esq.
                                                     McGraw-Hill, Inc.
                                                     1221 Avenue of the Americas
                                                     New York, New York  10020

                              Certificate of Merger

                                       of

                        Columbia Acquisition Corporation

                                      into

                                McGraw-Hill, Inc.

               (Under Section 905 of the Business Corporation Law)


     It is hereby certified by the corporation named herein as the surviving corporation as follows:

     FIRST: The Board of Directors of the corporation named herein as the surviving corporation has adopted a plan of merger setting forth the terms and conditions of merging the corporation named herein as the subsidiary corporation into said surviving corporation.

     SECOND: The laws of the jurisdiction of the corporation named herein as the subsidiary corporation permit a merger of the kind certified herein.

     THIRD: The name of the subsidiary corporation to be merged, which was organized under the laws of the State of Delaware on March 19, 1990, is Columbia Acquisition Corporation. No Application for Authority in the State of New York of said corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York.

     FOURTH: The name of the surviving corporation, the certificate of incorporation of which was filed by the Department of State on December 29, 1925, is McGraw-Hill, Inc. The name under which said corporation was formed is McGraw-Hill Publishing Company, Inc.

     FIFTH: The designation and number of outstanding shares of each class of the subsidiary corporation, all of which are owned by the surviving corporation, as set forth in the plan of merger, are as follows:

           DESIGNATION                                                NUMBER
           Common Stock                                                  110

     SIXTH: The merger of the subsidiary corporation into the surviving corporation has been authorized under the laws of the jurisdiction of incorporation of the subsidiary corporation.

     SEVENTH: The effective date of the merger herein certified shall be on December 31, 1994.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: December 16, 1994                              McGRAW-HILL, INC.

                                                     By: /s/ Frank Kaufman
                                                         --------------------
                                                     Name:  Frank Kaufman
                                                     Title:  Vice President



                                                     By:  /s/ Robert N. Landes
                                                          -------------------
                                                     Name:  Robert N. Landes
                                                     Title:   Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                              OF McGRAW-HILL, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

            ---------------------------------------------------------



It is hereby certified that:

     (1) The name of the Corporation is McGRAW-HILL, INC. The name under which the Corporation was formed was McGraw-Hill Publishing Company, Inc. which name was changed to McGraw-Hill, Inc. on January 2, 1964.

     (2) The Certificate of Incorporation of the Corporation was filed by the Department of State on December 29, 1925.

     (3) Article I of the Certificate of Incorporation of the Corporation is hereby amended to effect a change in the Corporation's name from "McGraw-Hill, Inc." to "The McGraw-Hill Companies, Inc." Article I of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

               "ARTICLE I. The Corporate name shall be: The McGraw-Hill Companies, Inc."

     (4) This Amendment to the Certificate of Incorporation of the Corporation was properly authorized by vote at a meeting of the board of directors, duly held on January 25, 1995, followed by the vote of the holders of at least a majority of all outstanding shares of Common Stock and $1.20 Convertible Preference Stock, voting together as a single class, entitled to vote thereon on the Annual Meeting of Shareholders of the Corporation duly held on April 26, 1995.

     IN WITNESS WHEREOF, this Certificate has been signed this 26th day of April, 1995.
                                           /s/ Robert N. Landes
                                           ---------------------------------
                                           Robert N. Landes
                                           Executive Vice President


                                           /s/ Scott L. Bennett
                                           ---------------------------------
                                           Scott L. Bennett
                                           Assistant Secretary